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                                                                    Exhibit 10.7

                             SHAREHOLDERS AGREEMENT

         This SHAREHOLDERS AGREEMENT (the "Agreement") is dated as of September 30, 1998, by and among True Temper Corporation, a Delaware corporation (the "Company"), True Temper Sports LLC, a Delaware limited liability company ("TTSLLC"), Emhart Industries, Inc., a Connecticut corporation ("EII"), and the other investors listed in Schedule I hereto.

         As of the date hereof, TTSLLC, EII and the Other Investors each own the number of shares of the Company's Common Stock and Senior Preferred Stock set forth opposite their names on Schedule I hereto.

         The Company and the Stockholders (as defined below) desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Board (as defined below), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholder Shares (as defined below) may be Transferred (as defined below).

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. As used herein, the following terms shall have the following meanings:

         "Affiliate" means, when used with reference to a specified Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

         "Board" means the Company's board of directors.

         "Business Day" means any day other than a Saturday or Sunday and any day on which banks in the city of New York, New York are authorized or required by law or other governmental action to close.

         "Common Stock" means the Company's Common Stock, par value $0.01 per share, and any other common stock authorized by the Company.

         "EII Holder" means any of EII and its Permitted Transferees.

         "EII Shares" means all Stockholder Shares issued or issuable to any EII Holder.

         "Family Group" means, with respect to any Person who is an individual,
(i) such Person's spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and
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their descendants and any spouse of the foregoing persons (collectively,
"relatives") or (ii) the trustee, fiduciary or personal representative of such Person or any trust solely for the benefit of such Person and/or such Person's relatives.

         "Investor" means any of the Investors.

         "Investors" means collectively the TTSLLC Investors and the Other Investors.

         "Investor Shares" means all Stockholder Shares issued or issuable to any Investor.

         "Other Investors" means collectively any of the other investors listed in Schedule I hereto or any of their Permitted Transferees.

         "Other Investor Shares" means all Stockholder Shares issued or issuable to any Other Investor.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

         "Preferred Stock" means the Company's Senior Preferred Stock, par value $0.01 per share.

         "Public Offering" means an underwritten public offering and sale of the Common Stock pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

         "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

         "Qualified Public Offering" means any offering by the Corporation of its Common Stock to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force pursuant to which the public offering price results in aggregate gross cash proceeds to the Corporation and the selling stockholders, if any, of at least $50,000,000 (before deduction of underwriting discounts and expenses) and represents an implied aggregate equity value for the fully diluted Common Stock of at least $100,000,000.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stockholder Shares" means (i) all shares of Common Stock held, directly or indirectly, by the Stockholders, (ii) all shares of Preferred Stock held, directly or indirectly, by the


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Stockholders, and (iii) all equity securities issued or issuable directly or indirectly with respect to any Common Stock referred to in clause (i) above or with respect to any Preferred Stock referred to in clause (ii) above, in each case, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, share exchange or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been Transferred in a Public Sale.

         "Stockholders" means collectively the Investors and the EII Holders.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

         "TTSLLC Investor" means any of TTSLLC or any of its Permitted Transferees.

         "TTSLLC Shares" means all Stockholder Shares issued or issuable to any TTSLLC Investor.

         "Transfer" means any voluntary or involuntary, direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition, and "Transferred" means any change in ownership by means of a Transfer.

         "Unaffiliated Third Party" means any Person who, immediately prior to the contemplated transaction, (i) is not a Person who directly or indirectly owns in excess of 5% of the outstanding shares of Common Stock on a fully-diluted basis (a "5% Owner"), (ii) is not controlling, controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to significantly direct management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         2. Board of Directors.

         (a) To the extent permitted by law, each Stockholder shall vote all voting securities of the Company over which such Stockholder has voting control, and shall take all other reasonably necessary or desirable actions within such Stockholder's control (whether in such

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Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings):

          (i) so that the authorized number of directors of the Board shall be five or such other number as determined by TTSLLC;

          (ii) (A) for the election to the Board of three directors designated by the holders of record of a majority of the TTSLLC Shares entitled to vote for directors of the Board (each a "TTSLLC Director") (the three TTSLLC Directors shall initially be Robert Knox, Mark Rossi and Tyler Wolfram);

               (B) for the election of the Chief Executive Officer of the Company to the Board for so long as he or she may serve in such capacity; and

               (C) for the election of one director designated by the holders of a majority of the outstanding Common Stock who will initially be Raymond DeVita;

          (iii) any director designated pursuant to clause (ii) (A) above shall be removed from the Board or any committee thereof (with or without cause) at the written request of the holders of a majority of the TTSLLC Shares entitled to vote for the election of directors, but only upon such written request and under no other circumstances and, in the case of the Chief Executive Officer, such person shall be removed from the Board at such times as any such person ceases to hold such office, or if earlier, at the request of the holders of a majority of Stockholder Shares entitled to vote for the election of directors;

          (iv) in the event that any director designated hereunder for any reason ceases to serve as a member of the Board or any committee thereof during such director's term of office, the resulting vacancy on the Board or committee shall be filled by a director designated in a manner consistent with clause (ii) above; and

          (v) at the Board's election, the composition of the board of directors (or any similar governing body) of any of the Company's Subsidiaries shall be the same as that of the Board.

     (b) In addition, the holders of a majority of the TTSLLC Shares shall have the right to designate one individual to attend each meeting of the Board and each meeting of any committee thereof as an observer who shall not be a member of the Board and who shall have no voting rights. Such person shall be entitled to receive all notices and all information delivered to directors in connection with meetings of the Board and shall have the same right to reimbursement of expenses pursuant to clause (c) below as directors of the Board.

     (c) To the extent permitted by law, the Company shall reimburse the directors of the Board for all reasonable out-of-pocket expenses borne by such directors in connection with the performance of their duties as directors of the Company and as members of any committee of the Board.



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     (d) If any party fails to designate in writing a representative to fill a director position pursuant to the terms of this Section 2, the election of an individual to such director position shall be accomplished in accordance with the Company's Certificate of Incorporation and Bylaws and applicable law. In the event that, at any time, any provision of the Company's Certificate of Incorporation or Bylaws is inconsistent with the requirements of any provision of this Section 2, the Stockholders shall take such action as may be necessary to amend any such provision in the Company's Certificate of Incorporation or Bylaws, as the case may be, to conform with such requirements.

     (e) The committees of the Board shall include an Audit Committee and a Compensation Committee. The Audit Committee shall consist of three members, all of which shall be directors who are not members of the management of the Company, who shall initially be Mark Rossi, Tyler Wolfram and Raymond DeVita. The Compensation Committee shall consist of four members, three of which shall be directors who are not members of the management of the Company, who shall initially be Scott Hennessy, Robert Knox, Tyler Wolfram and Raymond DeVita.

     (f) The provisions of this Section 2 shall terminate on the date that TTSLLC and/or its members fail to collectively own at least 50% of the shares of the Common Stock held by TTSLLC as of the date hereof.

         3. Conflicting Agreements. Each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

         4. Restrictions on Transfer of Stockholder Shares.

         (a) General Restrictions.

          (i) Prior to the earlier of (x) the first day after the period commencing on the date hereof and ending on the day the Company's financial statements are filed with the SEC for the first full fiscal quarter after the Company consummates a registered offering of its equity or debt securities, and (y) the date that is two years after the date hereof, and subject to Section 7 hereof, an EII Holder may Transfer shares of Preferred Stock only (A) if such EII Holder is exercising a tag-along right granted to such EII Holder pursuant to Section 4(c), subject to the requirements of
     Section 4(d)(ii), or (B) pursuant to the terms of Section 5.

          (ii) The EII Holders may not Transfer any shares of Common Stock until the earlier of (x) the date on which the Company consummates its initial Public Offering, (y) the date that is two years following the date hereof and (z) the date on which any TTSLLC Holder sells any of its shares of Common Stock to any Person who is not an Affiliate of any TTSLLC Holder following the date that is six months following the date hereof, provided that EII may only effectuate any such sales (A) in Public Sales, (B) if such EII Holder has complied with the terms and requirements of Section 4(b) or if such EII Holder is exercising a tag-along right granted to such EII Holder pursuant to Section 4(c), subject to the requirements of Section 4(d)(ii), or (C) pursuant to the terms of Section 5. Notwithstanding

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     the foregoing, at such time as the provisions of Section 4(b) have terminated in respect of the EII holders, any EII holder may Transfer any share of Common Stock following the earlier of the dates specified in clauses (x), (y) and (z) of the preceding sentence subject only to compliance with the provisions of Section 7(b).

          (iii) Subject to Section 7 hereof, an Investor may Transfer Stockholder Shares only (A) in Public Sales, (B) if such Investor has complied with the terms and requirements of Sections 4(b) and 4(c), to the extent applicable, or if such Investor is exercising a tag-along right granted to such Investor pursuant to Section 4(c), subject to the requirements of Section 4(d)(ii), or (C) pursuant to the terms of Section 5.

         (b) Right of First Offer Granted to the Company and the TTSLLC Investors. Subject to Section 4(d)(i) (all terms defined in this Section 4(b) shall be for purposes of this Section 4(b) only):

          (i) If at any time any Stockholder other than a TTSLLC Investor (a "Selling Holder") proposes to Transfer any Stockholder Shares (other than pursuant to a Public Sale, pursuant to the terms of Section 5, or if such Selling Holder is exercising a tag-along right granted to such Selling Holder pursuant to Section 4(c)), then such Selling Holder will, not fewer than twenty-five (25) business days prior to making such Transfer, give notice (the "Transfer Notice") to the TTSLLC Investors and to the Company specifying (x) the Stockholder Shares proposed to be Transferred (the "Offered Shares"), and (y) the price (the "Offered Price") and the other terms and conditions upon which such Selling Holder proposes to Transfer such Offered Shares, and (z) if known at the time the Transfer Notice is given, the proposed Transferee(s).

          (ii) Subject to the provisions of Section 4(b)(v), the Transfer Notice will constitute an irrevocable offer (for the time periods set forth in items (iii) and (iv) below) to Transfer any of the Offered Shares to the Company and the TTSLLC Investors at the Offered Price and on the terms specified in the Transfer Notice (the "Offer to Sell"), except that if the proposed Transfer is to be wholly or partly for consideration other than cash, then the Offer to Sell will constitute an offer to Transfer the Offered Shares to the Company and the TTSLLC Investors for a cash purchase price equal to the amount of cash (if any) specified in the Transfer Notice, plus the fair market value determined in the good faith judgement of the Board, at the date of the Transfer Notice, of such non-cash consideration.


          (iii) The Company will have ten (10) business days after its receipt of the Transfer Notice (the "Company Exercise Period") during which to notify the Selling Holder and the TTSLLC Investors in writing of its election to purchase all or any portion of the Offered Shares (an "Acceptance Notice").

          (iv) If the Company has not elected to purchase all of the Offered Shares, the TTSLLC Investors will have ten (10) business days after its receipt of the Transfer Notice (the "TTSLLC Exercise Period") during which to notify the Selling Holder and the Company in writing of its election to purchase all or a portion of the Offered Shares which the Company has not elected to purchase (such shares, the "TTSLLC Offered Shares") (such written notice, also an "Acceptance Notice"). Any TTSLLC Investor who delivers an Acceptance Notice shall be referred to herein as a "Purchasing TTSLLC Investor". If the

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     Purchasing TTSLLC Investors elect to purchase in the aggregate more than the TTSLLC Offered Shares, then the TTSLLC Offered Shares shall be sold among the Purchasing TTSLLC Investors pro rata based upon the number of Stockholder Shares then owned by such Purchasing TTSLLC Investors or in such other manner as the Purchasing TTSLLC Investors may agree.

          (v) In the event that following the expiration of the Company Exercise Period and the TTSLLC Exercise Period the Company and the TTSLLC Investors have elected to purchase some but not all of the Offered Shares, the Selling Holder, within ten (10) business days after the expiration of the TTSLLC Exercise Period may elect to cancel the Transfer Notice in which case the offer to Transfer Offered Shares to the Company and the TTSLLC Investors at the Offered Price shall be void and of no force and effect. Assuming that the Selling Holder does not cancel the Transfer Notice in accordance with the preceding sentence, upon the delivery of the Acceptance Notice(s), the Company and/or the Purchasing TTSLLC Investor(s), as the case may be, and the Selling Holder shall be firmly bound to consummate the purchase and sale of the applicable Offered Shares in accordance with the Transfer Notice, the Acceptance Notice(s) and the terms hereof. Subject to the provisions hereof, within thirty (30) days after the Selling Holder's receipt of the last Acceptance Notice, the Company and/or the Purchasing TTSLLC Investor(s), as the case may be, shall purchase and the Selling Holder shall sell the applicable Offered Shares at a mutually agreeable time and place (the "Offered Shares Closing").

          (vi) At the Offered Shares Closing, the Selling Holder shall deliver to the Company and/or the Purchasing TTSLLC Investor(s), as the case may be, certificates representing the Offered Shares (which Offered Shares shall be free and clear of any liens or encumbrances) to be purchased by the Company and/or the Purchasing TTSLLC Investor(s), as the case may be, and the Company and/or the Purchasing TTSLLC Investor(s), as the case may be, shall deliver to the Selling Holder the applicable purchase price for such Offered Shares by wire transfer of immediately available funds to an account(s) designated by such Selling Holder.

          (vii) If the Company and the TTSLLC Investors collectively do not elect to purchase any or all of the Offered Shares in accordance with
     Section 4(b)(iii) and 4(b)(iv), then, provided the Selling Holder also has complied with the provisions of Section 4(c), if applicable, and no Transferee is an Affiliate of the Selling Holder, the Selling Holder may Transfer any or all of such Offered Shares (unless reduced pursuant to the exercise of rights granted to other Stockholders in Section 4(c)), at a price which is not less than the price specified in the Transfer Notice and on other terms and conditions which are not materially more favorable in the aggregate to any Transferee thereof than those specified in the Transfer Notice, to any Person(s) (whether or not identified as a potential Transferee in the Transfer Notice), but only to the extent that a binding purchase and sale agreement has been executed between such Selling Holder and such Transferee within one hundred twenty (120) days after expiration of the TTSLLC Exercise Period. Any Stockholder Shares not Transferred pursuant to such an agreement within such 120-day period will be subject to the provisions of this Section 4(b) upon subsequent Transfer.


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          (viii) The provisions of this Section 4(b) shall terminate upon the consummation of a Qualified Public Offering; provided, that with respect to any EII Holder, the provisions of this Section 4(b) shall terminate upon the consummation of an initial Public Offering.

         (c) Tag Along Rights.

         (i) Tag Along Rights in the event of certain Transfers by the TTSLLC Investors. Subject to Section 4(d)(i), at least ten (10) business days prior to the Transfer by any of the TTSLLC Investors (collectively, the "TTSLLC Transferring Stockholder") of any TTSLLC Shares to a Person that is not an Affiliate of any TTSLLC Investor (other than pursuant to a Public Sale, pursuant to the terms of Section 5 or any Transfer consummated prior to the date that is six months following the date hereof), the TTSLLC Transferring Stockholder shall deliver a written notice (the "TTSLLC Sale Notice") to EII and the Other Investors (collectively, the "Tagging Investors") and to the Company, specifying in reasonable detail the identity of the prospective transferee(s), the class and the number of the Stockholder Shares to be Transferred, and the other material terms and conditions of such contemplated Transfer. Any of the Tagging Investors may elect to participate in such contemplated Transfer by delivering written notice to the TTSLLC Transferring Stockholder within ten (10) business days after its receipt of the TTSLLC Sale Notice. If any of the Tagging Investors elects to participate in such Transfer, each of the Tagging Investors shall be entitled to sell in such contemplated Transfer, at the same price and on the same terms, up to a number of each class of Stockholder Shares to be Transferred equal to the product of (I) a fraction, the numerator of which is the number of Stockholder Shares held by such Tagging Investor and the denominator of which is the aggregate number of Stockholder Shares owned by the TTSLLC Transferring Stockholder and all Tagging Investors immediately prior to such Transfer, multiplied by (II) the total number of Stockholder Shares to be sold in connection with such Transfer. Each Stockholder who is Transferring any Stockholder Shares pursuant to this Section 4(c)(i) shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such Transfer and shall take all necessary and desirable actions as reasonably directed by the TTSLLC Transferring Stockholder in connection with the consummation of such Transfer, including without limitation executing the applicable purchase agreement. The TTSLLC Transferring Stockholder shall cause all applicable transferee(s) to execute a joinder to this Agreement with respect to all Stockholder Shares Transferred pursuant to this Section 4(c)(i). Any Transfer made by a TTSLLC Transferring Stockholder pursuant to this Section 4(c)(i) or pursuant to Section 4(c)(ii) shall satisfy the following conditions, (i) upon the consummation of such Transfer, each Stockholder participating in such Transfer will be entitled to receive (x) the same form and amount (on a share-for-share basis) of consideration, with respect to each share of Common Stock sold in such Transfer and (y) the same form and amount (on a share-for-share basis) of consideration, with respect to each shares of Preferred Stock in such Transfer and (ii) if any holder of a Common Stock or Preferred Stock is given the option as to the form and amount of consideration to be received in connection with such Transfer, then each holder of Common Stock or Preferred Stock, as the case may be, shall be given the same option. In connection with any Transfer made pursuant to this
Section 4(c) EII and each Other Investor shall be entitled to receive, and the Company and/or the TTSLLC Transferring Stockholder shall deliver all information relating to the Company and its Subsidiaries as EII or such Other Investor shall reasonably request. The TTSLLC Transferring Stockholder shall deliver to EII and each Other Investor a copy of the acquisition agreement (and related documents) relating to any Transfer subject to this Section 4(c) in a reasonably timely manner to allow for adequate review by EII and each of the Other Investors and shall include in the disclosure schedules attached thereto any information reasonably requested

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to be included therein by EII and such Other Investor. The right of the EII
Investors to participate in a Transfer pursuant to this Section 4(c) shall not be contingent upon such Investor providing any indemnity in connection with any such Transfer, unless the TTSLLC Transferring Stockholder and all other sellers provide such an indemnity, and in the event that all sellers are required to provide an indemnity in connection with such Transfer, all parties hereto agree to enter into a contribution agreement among themselves which provides that no Investor shall be liable for more than the lesser of (A) its pro rata shares of any such indemnification payments (based upon the total consideration received by such Investor divided by the total consideration received by all sellers in such Transfer) and (B) the net proceeds actually received by such Investor as consideration for its shares of Common Stock in such Transfer.

          (ii) The provisions of Sections 4(c)(i) shall terminate upon the consummation of a Qualified Public Offering.

          (d) Permitted Transfers.

          (i) The restrictions contained in Sections 4(a), 4(b) and 4(c) shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (A) in the case of an individual Stockholder, pursuant to applicable laws of descent and distribution or to any member of such Stockholder's Family Group, (B) in the case of a non-individual Stockholder, to its employees or Affiliates, (C) in the case of TTSLLC, to its members or any subsequent transfer by such member to its securityholders in connection with a distribution by TTSLLC of Stockholder Shares held by it; provided, in each case, that any such transferee shall have complied with the requirements of Section 4(d)(ii).

          (ii) Prior to any proposed transferee's acquisition of Stockholder Shares pursuant to a Transfer permitted by Section 4(a)(i)(A), 4(a)(ii)(B) or 4(a)(iii)(B) or Section 4(d)(i), such proposed transferee must agree to take such Stockholder Shares subject to and to be fully bound by the terms of this Agreement applicable to such Stockholder Shares by executing a joinder to this Agreement substantially in the form attached hereto as Exhibit A and delivering such executed joinder to the Secretary of the Company prior to the effectiveness of such Transfer (unless such Transfer is pursuant to applicable laws of descent and distribution, in which case, such executed joinder shall be delivered to the Secretary of the Company as soon as reasonably possible after such Transfer). All transferees acquiring Stockholder Shares and executing a joinder in compliance with this Section 4(d)(ii) are collectively referred to herein as "Permitted Transferees".

         (e) If (i) any event occurs pursuant to which The Black & Decker Corporation ceases to beneficially own, directly or indirectly, the EII Shares,
(ii) any Transfer of a majority interest in the residual equity securities of a Stockholder owning Stockholder Shares occurs other than a Transfer to an Affiliate of the transferring Stockholder, or (iii) any Stockholder Transfers Stockholder Shares to an Affiliate and an event occurs which causes such Affiliate to cease to be an Affiliate of such Stockholder, such event or Transfer shall be deemed a Transfer of Stockholder Shares subject to all of the restrictions on Transfers of Stockholder Shares set forth in this Agreement, including without limitation, this Section 4.

         5 Approved Sale.

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         (a) If the holders of a majority of the shares of voting Stockholder
Shares then outstanding, voting together as if a single class, (the "Approving Stockholders") approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all (or, for accounting, tax or other reasons, substantially all) of the Company's outstanding capital stock (other than capital stock which is not Common Stock or convertible into Common Stock) (whether by merger, recapitalization, consolidation, share exchange, reorganization, combination or otherwise) to an Unaffiliated Third Party or group of Unaffiliated Third Parties (each such sale, an "Approved Sale"), then each holder of Stockholder Shares will vote for, consent to and raise no objections against such Approved Sale subject to the terms set forth below. In connection with any Stockholders exercising their rights under this
Section 5(a), such Stockholders shall send a written notice at least ten (10) business days prior to any Approved Sale to all other Stockholders setting forth the principal terms of the proposed Approved Sale. If the Approved Sale is structured as (i) a merger, share exchange or consolidation, each holder of Stockholder Shares will waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, share exchange or consolidation or (ii) a sale of stock, each holder of Stockholder Shares will agree to sell all of its Stockholder Shares and rights to acquire Stockholder Shares on the same terms and conditions as applicable to all of the Stockholder Shares held by the Approving Stockholders. Each holder of Stockholder Shares will take all reasonably necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Stockholders approving such Approved Sale including without limitation (but subject to Section 5(c)) executing any applicable purchase agreement.

         (b) Each Stockholder will bear their pro-rata share (based upon the number of Stockholder Shares sold) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Stockholder on their own behalf will not be considered costs of the transaction hereunder.

         (c) The obligations of the Stockholders with respect to any Approved Sale are subject to the satisfaction of the following conditions: (i) in connection with the consummation of such Approved Sale, each Stockholder will be entitled to receive (x) the same form and amount (on a share-for-share basis) of consideration, with respect to each share of Common Stock sold in such Approved Sale and (y) the same form and amount (on a share-for-share basis) of consideration, with respect to each share of Preferred Stock sold in such Approved Sale, (ii) if any holder of Common Stock or Preferred Stock is given the option as to the form and amount of consideration to be received in connection with such Approved Sale, then each holder of Common Stock or Preferred Stock, as the case may be, shall be given the same option, (iii) if TTSLLC or any Affiliate of TTSLLC owns directly or indirectly more than 5% of any class of capital stock of any of the Third Parties involved in such Approved Sale, then such Approved Sale shall have been approved by the holders of a majority of the shares of Common Stock of the Company held, directly or indirectly, by persons who do not own more than 5% of any class of capital stock of any such Third Party and the Board shall have received a fairness opinion from a nationally recognized investment banking firm with respect to the terms of such Approved Sale, and (iv) no Stockholder shall be required to provide an indemnity in connection with any Approved Sale, unless all sellers in such Approved Sale provide such an indemnity, and in the event that all sellers are required to provide an indemnity in connection with the Approved Sale, all parties hereto agree to enter into a contribution agreement among themselves which provides that no Stockholder shall be liable for more than the lesser of
(A) its pro rata share of such indemnification payments (based upon the total consideration received by such holder divided by the total consideration received by all Sellers in such Approved Sale) and (B) the net proceeds actually received by such holder as consideration for its shares of proceeds actually received by such holder as a consideration for its shares of capital stock of the Company in such Approved Sale. In connection with any Approved Sale, each Stockholder shall be entitled to receive, and the Company shall deliver all information relating to the Company and its Subsidiaries as such Stockholder shall reasonably request. The Company shall deliver to each Stockholder a copy of the acquisition agreement (and related documents) relating to any Approved Sale in a reasonably timely manner to allow for adequate review by the Stockholders and shall include in the disclosure schedules attached thereto any information reasonably requested to be included therein by such Stockholder. Notwithstanding anything contained herein to the contrary, the term "consideration" as used in this subsection (c) shall not include any management, advisory, closing, legal or similar fees received by any Stockholder or any Affiliate of any Stockholder in connection with an Approved Sale.

     (d) The provisions of this Section 5 will terminate upon the occurrence of the consummation of a Qualified Public Offering.

     6 Financial Statements and Access to Information.

         (a) Financial Statements(a) Financial Statements. The Company shall deliver to each Stockholder who holds more than 5% of the then outstanding shares of Common Stock and to EII so long as EII and its Affiliates continue to own all of the shares of Common Stock and Preferred Stock listed on Schedule I as owned by EII:

               (i) within 60 days after the end of each quarterly accounting period in each fiscal year of the Company, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments; and

               (ii) within 120 days after the end of each fiscal year of the Company, audited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year. Such financial statement shall be prepared in accordance with generally accepted accounting principles, consistently applied.

         (b) Access to Information(b) Access to Information. The Company shall permit any Stockholder who holds more than 10% of the then outstanding shares of Common Stock and its representatives (including, without limitation, its legal counsel, accountants and governmental authorities to which it is subject) and EII so long as EII and its Affiliates continue to own all of the shares of Common Stock and Preferred Stock listed on Schedule I as owned by EII, during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such entities with any of the executive officers of the Company.

          7 Legend; Additional Restriction on Transfer.

          (a) Each certificate or instrument evidencing Stockholder Shares and each certificate or instrument issued in exchange for or upon the Transfer of any Stockholder Shares (if such securities remain Stockholder Shares (as defined herein) after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF SEPTEMBER 30, 1998, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE ISSUER AND CERTAIN OF THE ISSUER'S STOCKHOLDERS. A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."


The legend set forth above regarding the Shareholders Agreement shall be removed from the certificates evidencing any securities which cease to be Stockholder Shares. Upon the request of any holder of Stockholder Shares, the Company shall remove the Securities Act legend set forth above from the certificate or certificates for such Stockholder Shares; provided, that such Stockholder Shares are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) under the Securities Act.

         (b) Unless waived by the Company, no Stockholder may Transfer any Stockholder Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer.

     8 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such securities for any purpose.

     9 Preemptive Rights.

         (a) If at any time prior to the consummation of a Qualified Public Offering the Company wishes to issue any Common Stock or any options, warrants or other rights to acquire Common Stock or any notes or other securities convertible or exchangeable into Common Stock (all such Common Stock and other rights and securities, collectively, the "Equity Equivalents") to any Person or Persons, the Company shall promptly deliver a notice of intention to sell (the "Company's Notice of Intention to Sell") to each Stockholder setting forth a description and the number of the Equity Equivalents proposed to be issued and the proposed purchase price and terms of sale. Upon receipt of the Company's Notice of Intention to Sell, each Stockholder shall have the right to elect to purchase, at the price and on the terms stated in the Company's Notice of Intention to Sell, a number of the Equity Equivalents equal to the product of (i) such Stockholder's proportionate ownership of the outstanding shares of Common Stock (calculated on a fully-diluted basis assuming all holders of then outstanding warrants, options and convertible securities of the Company which are in the money had converted such convertible securities or exercised such warrants or options immediately prior to the taking of the record of the holders of Common Stock for the purpose of determining whether they are entitled to receive such offer) held by all Persons multiplied by (ii) the number of Equity Equivalents proposed to be issued (as described in the applicable Company's Notice of Intention to Sell). Such election shall be made by the electing Stockholder by written notice to the Company within fifteen (15) business days after receipt by such Stockholder of the Company's Notice of Intention to Sell (the "Acceptance Period"). In the event that any Equity Equivalents proposed to be issued at any time as contemplated by this Section 9 are either voting securities or securities which are convertible, exercisable or exchangeable for voting securities and for any reason one or more of the Stockholders determines in its sole discretion that it would be detrimental to such Stockholder or its Affiliates to purchase such Equity Equivalents as provided hereby, then the Company shall make available to any such Stockholder an amount of alternative securities equal to the amount of such Equity Equivalents as such Stockholder has elected to purchase pursuant to the terms hereof which are identical to such Equity Equivalents in all respects except for the fact that such alternate securities shall be non-voting securities or convertible, exercisable or otherwise exchangeable for non-voting securities (the "Alternative Securities") upon such terms and conditions as such Stockholder may request.


         (b) To the extent an effective election to purchase has not been received from a Stockholder pursuant to subsection (a) above in respect of the Equity Equivalents proposed to be issued pursuant to the applicable Company's Notice of Intention to Sell, the Company may, at its election, during a period of one hundred and twenty (120) days following the expiration of the applicable Acceptance Period, issue and sell the remaining Equity Equivalents to be issued and sold to any Person at a price and upon terms not more favorable to such Person than those stated in the applicable Company's Notice of Intention to Sell; provided, however, that failure by a Stockholder to exercise its option to purchase with respect to one issuance and sale of Equity Equivalents shall not affect its option to purchase Equity Equivalents in any subsequent offering, sale and purchase. In the event the Company has not sold any Equity Equivalents covered by a Company's Notice of Intention to Sell, or entered into a binding agreement to sell such Equity Equivalents, within such one hundred and twenty
(120) day period, the Company shall not thereafter issue or sell such Equity Equivalents, without first offering such Equity Equivalents to each Stockholder in the manner provided in this Section 9.

         (c) If a Stockholder gives the Company notice, pursuant to the provisions of this Section 9, that such Stockholder desires to purchase any Equity Equivalents or Alternative Securities, payment therefor shall be by check or wire transfer of immediately available funds, against delivery of the securities (which securities shall be issued free and clear of any liens or encumbrances) at the executive offices of the Company at the closing date fixed by the Company for the sale of all such Equity Equivalents. In the event that any proposed sale is for a consideration other than cash, such Stockholders may pay cash in lieu of all (but not part) of such other consideration, in the amount determined reasonably and in good faith by the Board to represent the fair value of such consideration other than cash.

         (d) The preemptive rights contained in this Section 9 shall not apply to (i) the issuance of shares or units of Equity Equivalents as a stock dividend or upon any subdivision, split or combination of the outstanding shares of Common Stock; (ii) the issuance of Equity Equivalents upon conversion, exchange or redemption of any outstanding convertible or exchangeable securities; (iii) the issuance of Equity Equivalents upon exercise of any then outstanding options or warrants; (iv) the issuance of Equity Equivalents to any employee or director of the Company or any of its subsidiaries in his or her capacity as such; or (v) the issuance of warrants and the issuance of Common Stock issued pursuant to such warrants issued in connection with the Securities Purchase Agreement between the Company and Emhart Inc. dated as of the date hereof and the Securities Purchase Agreement between True Temper Sports, Inc. and DLJ Bridge Financing, Inc. dated as of the date hereof.

         (e) The provisions of this Section 9 shall terminate upon the consummation of a Qualified Public Offering.


     10 Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by, respectively, the Company or the holders of at least a majority of the Stockholder Shares; provided, that no amendment shall be effective without the consent of a Stockholder to the extent that such amendment would adversely affect the rights or obligations of such Stockholder hereunder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Each Stockholder shall remain a party to this Agreement only so long as such person is the holder of record of Stockholder Shares.

     11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13 Termination. This Agreement will automatically terminate and be of no further force or effect immediately after the consummation of an Approved Sale.

     14 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors, heirs and permitted assigns of each of them, so long as they hold Stockholder Shares.

     15 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     16 Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in his, hers, or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     17 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered if delivered personally, sent via a nationally recognized overnight courier, or sent via facsimile to the recipient, or if sent by certified or registered mail, return receipt requested, will be deemed to have been given two business days thereafter. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           True Temper Corporation
                           8275 Tournament Drive, Suite 200
                           Memphis, TN  38125
                           Attention:       President
                           Telecopy No.:    (901) 746-2162

                  With a copy, which shall not constitute notice, to:

                           True Temper Sports LLC
                           c/o Cornerstone Equity Investors, LLC
                           717 Fifth Avenue, Suite 1100
                           New York, NY  10022
                           Attention:       Mark Rossi
                                            Tyler Wolfram
                           Telecopy No.:    (212) 826-6798

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022
                           Attention:       Frederick Tanne, Esq.
                           Telecopy No.:    (212) 446-4900

                    To EII:

                           Emhart Industries, Inc.
                           c/o The Black & Decker Corporation
                           701 East Joppa Road
                           Towson, MD  21286
                           Attention:       Senior Vice President and
                                            Chief Financial Officer
                           Telecopy No.:    (401) 716-3318

                    With a copy, which shall not constitute notice, to:

                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, MD  21202
                           Attention:       Glenn C. Campbell
                           Telecopy No.:    (410) 385-3700


                    To TTSLLC:

                           True Temper Sports LLC
                           c/o Cornerstone Equity Investors, LLC
                           717 Fifth Avenue, Suite 1100
                           New York, NY  10022
                           Attention:        Mark Rossi
                                             Tyler Wolfram
                           Telecopy No.:     (212) 826-6798

                    With a copy, which shall not constitute notice, to:

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022
                           Attention:        Frederick Tanne, Esq.
                           Telecopy No.:     (212) 446-4900

If to any Other Stockholder to the address set forth opposite such Person's name on Schedule I attached hereto or, in any such case, such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     18 GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE WILL GOVERN ALL QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     19 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   TRUE TEMPER CORPORATION



                                   By:
                                            Name:
                                            Title:


                                   TRUE TEMPER SPORTS LLC

                                   By:     Cornerstone Equity Investors IV, L.P.
                                   Its:    Authorized Member

                                   By:      Cornerstone IV, LLC
                                   Its:     General Partner



                                   By:
                                            Name:
                                            Title:



                                   EMHART INDUSTRIES, INC.



                                   By:
                                            Name:
                                            Title:



                                   ----------------------------------------
                                   Scott Hennessy



                                   ----------------------------------------
                                   William R. Beatty

                                    ----------------------------------------
                                    Stephen M. Brown



                                    ----------------------------------------
                                    James T. Davidson, III



                                    ----------------------------------------
                                    David N. Hallford



                                    ----------------------------------------
                                    Fred Geyer



                                    ----------------------------------------
                                    Howard A. Lindsay



                                    ----------------------------------------
                                    Adrian H. McCall

                                   SCHEDULE I




              NAME                            ADDRESS                    COMMON STOCK           PREFERRED STOCK

Scott Hennessy                    9580 Fox Hill Circle                     367,444                     0
                                  Memphis, TN 38139

Howard A. Lindsay                 2176 Gallina Circle                       22,965                     0
                                  Collierville, TN 37017

Adrian H. McCall                  2156 Johnson Street                       21,933                     0
                                  Germantown, TN 38139

Fred Geyer                        935 Turnberry Cove                        15,482                     0
                                  Collierville, TN 38017

David Hallford                    9189 Bluff Top Cove                       12,902                     0
                                  Cordova, TN 38018

James T. Davidson, III            314 11th Avenue North                     6,709                      0
                                  Amory, MS 38821

William R. Beatty                 1876 Newton, Nook                         6,193                      0
                                  Collierville, TN 38017

Stephen M. Brown                  6981 Hearth Side Cove                     5,677                      0
                                  Memphis, TN 38119

                                                                       EXHIBIT A

                               FORM OF JOINDER TO
                             SHAREHOLDERS AGREEMENT

     This JOINDER TO SHAREHOLDERS AGREEMENT (the "Joinder") dated as of        ,
by and among True Temper Corporation, a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Agreement"), is made and entered into as of _________ by and between the Company and _________________ ("Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

     WHEREAS, Holder has acquired certain Stockholder Shares and the Agreement and the Company require Holder, as a holder of such Stockholder Shares, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

     1 Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a [TTSLLC INVESTOR/EII INVESTOR/OTHER INVESTOR] and a Stockholder for all purposes thereof. In addition, Holder hereby agrees that all Common Stock and Preferred Stock held by Holder shall be deemed [TTSLLC/EII/OTHER INVESTORS] Shares and Stockholder Shares for all purposes of the Agreement.

     2 Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and Holder and any subsequent holders of Stockholder Shares and the respective successors, heirs and permitted assigns of each of them, so long as they hold any Stockholder Shares.

     3 Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4 Notices. For purposes of Section 17 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                  [NAME]
                  [ADDRESS]
                  [FACSIMILE NUMBER]

     5 GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER

QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     6 DESCRIPTIVE HEADINGS. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

                                     TRUE TEMPER CORPORATION



                                     By:
                                     Name:
                                     Title:


                                     [HOLDER]



                                     By:
                                     Name:
                                     Title: